CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the heading "Experts" and to the use of our Auditors' Report dated May 15, 2003 in the Form SB-2 Registration Statement of Broad Scope Enterprises, Inc. for the registration of shares of its common stock.

MANNING ELLIOTT

CHARTERED ACCOUNTANTS

Vancouver, Canada
July 16, 2003

/s/ "Manning Elliott"
MANNING ELLIOTT